Exhibit 23.1
Consent of Independent Auditors
We consent to the incorporation by reference in Del Monte Foods Company’s Registration Statements on Form S-8 (Nos. 333-40867 pertaining to Employee Stock Purchase Plan 1997 Stock Incentive Plan, 333-52226 pertaining to Del Monte Foods Company Non-Employee Director and Independent Contractor 1997 Stock Incentive Plan and Del Monte Foods Company 1998 Stock Incentive Plan, 333-38394 pertaining to Del Monte Corporation AIAP Deferred Compensation Plan, 333-34280 pertaining to Del Monte Savings Plan and Del Monte Certain Hourly Savings Plan, 333-79315 pertaining to Del Monte Foods Company Non-Employee Director and Independent Contractor 1997 Stock Incentive Plan, Del Monte Foods Company Directors’ Fee Plan and Del Monte Foods Company 1998 Stock Incentive Plan, 333-102702 pertaining to H.J. Heinz Company Saver Plan, 333-102700 pertaining to H.J. Heinz Company Employees Retirement and Savings Plan, 333-102006 pertaining to Del Monte Foods Company 2002 Stock Incentive Plan and 333-134898 pertaining to the Del Monte Foods Company 2002 Stock Incentive Plan) of our report dated March 15, 2006, with respect to the consolidated financial statements of Meow Mix Holdings, Inc. for the year ending January 1, 2006.
/s/ Ernst & Young LLP
MetroPark, New Jersey
June 22, 2006